A Partnership of
                                                      Incorporated Professionals
DAVIDSON & COMPANY=========Chartered Accountants================================







                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS





We hereby consent to the incorporation by reference in the Registration Statement of Ableauctions.com, Inc. on Form S-1 of our report dated March 24, 2000 on our audits of consolidated balance sheets of Ableauctions.com, Inc. (formerly J.B. Financial Services, Inc.) as at December 31, 1999 and 1998 and the related consolidated statements of operations, comprehensive loss, changes in stockholders' equity and cash flows for the years then ended, which report is included in the Annual Report on Form 10-K of Ableauctions.com, Inc. for the year ended December 31, 1999.





                                                         /s/ Davidson & Company
Vancouver, Canada                                         Chartered Accountants
October 16, 2000


                   A Member of Accounting Group International
                   ==========================================

     Suite 1270, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372,
                Pacific Centre, Vancouver, B.C., Canada V7Y 1G6
                Telephone (604) 687-0947   Fax (604) 687-6172